Exhibit 10.12

SAGENT HOLDING CO.

SERIES B-1 PREFERENCE SHARES AND WARRANT PURCHASE AGREEMENT

This Series B-1 Preference Shares and Warrant Purchase Agreement (the “Agreement”) is made and entered into as of April 6, 2010 by and between Sagent Holding Co., a Cayman Islands exempted company (the “Company”), and the entity listed on the Schedule of Purchasers attached hereto as Exhibit A-1 (the “Purchaser” or “Key Gate”).

NOW THEREFORE, in consideration of the mutual covenants and representations set forth herein, the Company and the Purchaser agree as follows:

1. Purchase and Sale of Shares and Warrants. On the terms and subject to the conditions of this Agreement, the Company hereby agrees to issue to the Purchaser and the Purchaser hereby agrees to acquire from the Company, up to an aggregate of 21,428,571 shares of the Company’s Series B-1 Preference Shares (the “Shares” or “Series B-1 Shares”) at a price of USD $1.40 per share (the “Purchase Price”) as respectively set forth on Exhibit A-1. The Company is also issuing to Key Gate warrants to purchase up to 4,421,768 Series B-1 Shares (subject to adjustment) or, at the holder’s sole option, shares of the class and series of Preference Shares issued by the Company to investors in the Company’s next round of equity financing (the “Next Financing”) that occurs following the Series B-1 financing and prior to the expiration of such warrants, as the case may be, of which 2,380,952 warrants (subject to adjustment) shall have an initial exercise price of USD $2.10 (subject to adjustment) and 2,040,816 warrants (subject to adjustment) shall have an initial exercise price of USD $2.45 (subject to adjustment) (collectively, the “Warrants”), in substantially the form attached hereto as Exhibit B. On or prior to the Closing (as defined in Section 2(a) below), the Company shall have authorized (a) the sale and issuance to the Purchaser of the Shares, (b) the sale and issuance of the Warrants for the purchase of up to 4,421,768 Series B-1 Shares (subject to adjustment) or shares of the class and series of Preference Shares issued by the Company to investors in the Next Financing, as the case may be (the “Warrant Shares”), and (c) the issuance of such Ordinary Shares (as defined in Section 4(d) below) to be issued upon conversion of the Shares and the Warrant Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Fifth Amended and Restated Memorandum of Association of the Company (the “Amended Memorandum”) and the Fifth Amended and Restated Articles of Association (the “Amended Articles”) of the Company, in the forms attached hereto as Exhibit C-1 and Exhibit C-2, respectively.

2. Closing.

(a) Closing. The purchase, sale and issuance of the Shares and the Warrants shall take place at such time and on such date as designated by the Company and the Purchaser (the “Closing” and the date of the Closing, the “Closing Date”).

(b) Closing Mechanics. The Closing will take place by facsimile or PDF, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., or at such other place as shall be designated by the Company and agreed to by the Purchaser. At or before the Closing, the Company and the Purchaser will execute counterpart signature pages to this Agreement, the

Amended Members Agreement, the Amended Voting Agreement, the Amended Co-Sale Agreement (each as defined in Section 4(a) below, and together with this Agreement, the Amended Members Agreement and the Amended Voting Agreement and the Amended Co-Sale Agreement, the “Agreements”). At or before the Closing, the Purchaser shall deliver to the Company the aggregate Purchase Price of the Shares to be purchased by the Purchaser in the Closing, which is set forth opposite the Purchaser’s name in Exhibit A-1 hereto. The payment shall be in the form of a cashier’s check, wire transfer of immediately available funds or cancellation of indebtedness. At the Closing, or as promptly thereafter as practicable, the Company will deliver the Warrants to the Purchaser and issue to the Purchaser a certificate representing the Shares being purchased by the Purchaser, as set forth opposite the Purchaser’s name in Exhibit A-1 hereto, registered in the name of the Purchaser.

3. Purchaser’s Representations and Warranties. The Purchaser hereby represents and warrants to the Company as follows:

(a) No Registration. The Purchaser understands that the Shares, the Warrants, the Warrant Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. The Purchaser is acquiring the Shares, the Warrants, the Warrant Shares and the Conversion Shares, as applicable, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares, the Warrants, the Warrant Shares or the Conversion Shares.

(c) Investment Experience. The Purchaser, or its purchaser representative, within the meaning of Regulation D, Rule 501(h), promulgated by the Securities and Exchange Commission (its “Purchaser Representative”), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser or its Purchaser Representative, can protect such Purchaser’s interests. The Purchaser or its Purchaser Representative has such knowledge and experience in financial and business matters so that the Purchaser or its Purchaser Representative is capable of evaluating the merits and risks of its investment in the Company.

(d) Ability to Bear Financial Risk. The Purchaser understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Shares, the Warrants, the Warrant Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

(e) Access to Data. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Purchaser also acknowledges that it is relying solely on its own counsel and not on any statements or representations (other than each representation and warranty of the Company set forth in any of the Agreements) of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements.

(f) Accredited Investor. Unless the Purchaser is designated as a “Regulation S Investor” on Exhibit A-2 hereto, such Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) Residency. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s registered address) is correctly set forth on the Schedule of Purchasers.

(h) Rule 144. The Purchaser acknowledges that the Shares, the Warrants, the Warrant Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which provides for a non-exclusive safe harbor to exempt resales of shares purchased in a private placement from the registration requirements of the Securities Act, subject to the satisfaction of certain conditions. The Purchaser understands that the current public information requirement of Rule 144 is not now available and the Company has no present plans to make such information available. The Purchaser acknowledges and understands that notwithstanding any obligation under the Amended Members Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares, the Warrants, the Warrant Shares or the Conversion Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 are satisfied. The Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or another exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. The Purchaser understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j) Authorization.

(i) The Purchaser has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares, the Warrants and the Warrant Shares, as applicable, hereunder and to carry out and perform its obligations under the terms of the Agreements. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of the Purchaser’s obligations under the Agreements, has been taken or will be taken prior to the Closing.

(ii) The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Amended Members Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(iii) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of the Agreements by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

(k) Brokers or Finders. The Purchaser has not engaged any brokers, finders or agents, and neither the Company nor any other Purchaser has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

(l) Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

(m) ERISA Status. If any Purchaser is a “benefit plan investor” (as such term is defined in the regulations of the U.S. Department of Labor included within 29 C.F.R. section 2510.3-101) subject to the fiduciary responsibility provisions of part 4 of title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), such Purchaser shall indicate such status by writing “ERISA Purchaser” next to its name on Exhibit A-1 hereto.

(n) Legends. The Purchaser understands and agrees that the certificates evidencing the Shares, the Warrant Shares or the Conversion Shares, or any other securities issued in respect of the Shares, the Warrant Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Ancillary Agreements (as defined in Section 4(a) below) or under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR (B) PURSUANT TO RULE 144, OR (C) IN THE OPINION OF THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(o) Investment Representations, Warranties and Covenants by Regulation S Investors. The Purchaser, designated as a Regulation S Investor on Exhibit A-2, hereby represents and warrants to the Company as follows:

(i) This Agreement is made by the Company with the Purchaser, who is a Non-U.S. person (as that term is defined in Section 3(p) herein), in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section 3(o).

(ii) Such Non-U.S. person has been advised and acknowledges that:

(1) the Shares, the Warrants, the Warrant Shares and the Conversion Shares have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(2) in issuing and selling the Shares and the Conversion Shares to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act; and

(3) in connection with any offer or sale of the Shares, the Warrants, the Warrant Shares or the Conversion Shares, such offer or sale, if not registered pursuant to the Securities Act, will comply with the applicable requirements set forth in Regulation S or another available exemption from registration.

(iii) Such Non-U.S. person agrees that with respect to the Shares, the Warrants, the Warrant Shares and the Conversion Shares, that its purchase of the Shares and the Warrants complies with the applicable requirements of Regulation S. Such Non-U.S. person agrees that the Shares, the Warrants, the Warrant Shares and the Conversion Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(iv) Such Non-U.S. person has not engaged and will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares the Warrants, the Warrant Shares and the Conversion Shares.

(v) Such Non-U.S. person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Shares, the Warrants, the Warrant Shares or the Conversion Shares for the account or benefit of any U.S. person; and (iii) at the time of the Closing Date, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(vi) At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Shares, the Warrants, the Warrant Shares or the Conversion Shares and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person was located outside the United States.

(vii) Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(viii) Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 3(o) and shall transfer such shares on the books of the Company only to the extent consistent therewith. In particular, such Non-U.S. person acknowledges that the Company shall refuse to register any transfer of the Shares, the Warrants, the Warrant Shares or the Conversion Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(ix) Such Non-U.S. person understands and agrees that each certificate held by such Non-U.S. person representing the Shares, the Warrant Shares or the Conversion Shares, or any other securities issued in respect of the Shares, the Warrant Shares or any the Conversion Shares upon conversion thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Ancillary Agreement or under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED

UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

(p) Representations by Non-United States persons. If the Purchaser is not a United States person, the Purchaser hereby represents that the Purchaser is satisfied as to the full observance of the laws of the Purchaser’s jurisdiction in connection with any invitation to subscribe for the Shares, the Warrants, the Warrant Shares and the Conversion Shares or any use of the Agreements, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Shares, the Warrants, the Warrant Shares and the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of, the Shares, the Warrants, the Warrant Shares and the Conversion Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

As used herein, the term “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(1) a natural person resident in the United States;

(2) any partnership or corporation organized or incorporated under the laws of the United States;

(3) any estate of which any executor or administrator is a U.S. person;

(4) any trust of which any trustee is a U.S. person;

(5) any agency or branch of a foreign entity located in the United States;

(6) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(8) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

4. Company’s Representations. Except as set forth in the Schedule of Exceptions, attached hereto as Schedule A, the Company hereby represents and warrants to the Purchaser as set forth below. Except for Sections (a), (b), (c), (d), (e) and (f) below, for purposes of this Section 4, all references to the “Company” shall refer to and include the Company and its wholly owned subsidiaries, Sagent International, a Cayman Islands exempted company (the “Cayman Sub”), and Sagent Pharmaceuticals, a Wyoming corporation (the “Wyoming Sub” and, together with the Cayman Sub, the “Subsidiaries”).

(a) Corporate Power. The Company presently has, and as of the Closing will have, full legal right, power and capacity and all necessary consents, approvals and authorizations, whether corporate, member, governmental or otherwise, as may be required to execute and deliver this Agreement and the related ancillary agreements (the “Ancillary Agreements,” which include, among others, the Third Amended and Restated Members Agreement (the “Amended Members Agreement”), in the form attached hereto as Exhibit D, the Third Amended and Restated Voting Agreement (the “Amended Voting Agreement”), substantially in the form attached hereto as Exhibit E and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Amended Co-Sale Agreement”), substantially in the form attached hereto as Exhibit F) to issue and sell the Shares, the Warrants, the Warrant Shares and the Conversion Shares to the Purchaser pursuant hereto in the manner contemplated hereby and to carry out the provisions of this Agreement, the Ancillary Agreements and the Amended Articles.

(b) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a company or corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a material adverse effect on the business, assets, properties, prospects, results of operations and financial condition of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). Each of the Company and its Subsidiaries has all requisite corporate power and authority to own and operate its business, properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted.

(c) Subsidiaries. Except for the Cayman Sub and the Wyoming Sub, both of which are wholly owned subsidiaries of the Company (each, a “Subsidiary” and together, the “Subsidiaries”), and Kanghong Sagent (Chengdu) Pharmaceuticals Inc. and Sagent Strides LLC, in each of which the Company owns a fifty (50%) equity interest, the Company does not own or control, directly or indirectly, or hold any rights to acquire any equity security or other interest of any other corporation, limited partnership or other business entity. Except as set forth in the Schedule of Exceptions, the Company is not a participant in any joint venture, partnership or similar arrangement. Each Subsidiary is duly organized and existing under the laws of its jurisdiction of incorporation and is in good standing under such laws, and all of the outstanding shares, including shares of capital stock (or other voting interests), of each Subsidiary are owned by the Company. Each Subsidiary does not own or lease property or engage in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation and in which the failure so to qualify would have a Material Adverse Effect.

(d) Capitalization. Immediately prior to the Closing, the authorized capital of the Company will consist of:

(i) Preference Shares. 145,850,339 Preference Shares of the Company, par value USD $0.00001 per share (“Preference Shares”), of which (A) 113,000,000 shares will be designated as Series A Preference Shares (“Series A Shares”) and all of which will be issued and outstanding, (B) 7,000,000 shares will be designated as Series B Preference Shares (“Series B Shares”), and (C) 25,850,339 shares will be designated as Series B-1 Shares and none of which will be issued and outstanding. The rights, privileges and preferences of the Preference Shares are as stated in the Amended Articles. The transactions contemplated by this Agreement and the Ancillary Agreements, and the issuance and sale of the Shares, the Warrants, and the Warrant Shares pursuant hereto, and of the Conversion Shares pursuant to the Amended Articles, will not, result in any adjustment to the Conversion Price (as defined in the Amended Articles) applicable to any of the Company’s Preference Shares.

(ii) Ordinary Shares. 180,000,000 Ordinary Shares of the Company, par value USD $0.00001 per share (“Ordinary Shares”), of which (A) as of March 28, 2010 15,671,501 shares are issued and outstanding, (B) 113,000,000 shares will be reserved for issuance upon conversion of the Series A Shares, (C) 7,000,000 shares will be reserved for issuance upon conversion of the Series B Shares, and (D) 25,850,339 shares will be reserved for issuance upon conversion of the Series B-1 Shares and Warrant Shares. The Company has reserved 13,200,000 of its Ordinary Shares to be granted to employees, consultants and directors pursuant to the Company’s 2007 Global Share Plan (the “Option Plan”). As of March 28, 2010, there are 8,481,303 options outstanding to purchase Ordinary Shares under the Option Plan. The outstanding Ordinary Shares (and, with respect to the following Clauses 2 and 3 of this Section 4(d)(ii), the outstanding options for Ordinary Shares) (1) have been duly authorized and validly issued, and are fully paid and nonassessable, (2) were issued in compliance with all applicable state, foreign and federal laws concerning the issuance of securities, and (3) were not issued in violation of any applicable statutory, contractual or other preemptive rights, pro rata rights, rights of first refusal or similar rights. All options granted or pledged to be granted and Ordinary Shares issued vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years. Except as set forth in the Schedule of Exceptions, no share plan, share purchase, share option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of shares or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events.

(iii) Except as otherwise set forth herein or in the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or member agreements or agreements of any kind to purchase any of the Company’s or its Subsidiaries’ authorized and unissued shares.

(iv) Purchasers who are subject to ERISA (as previously described herein) will not at any time own 25% or more of the Preference Shares and/or the Ordinary Shares then currently issued.

(v) Each Series B-1 Share and Warrant Share is convertible into an Ordinary Share on a one-for-one basis as of the date hereof. The Warrant Shares and the Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Amended Articles, the Shares, the Warrant Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchaser; provided, however, that the Shares, the Warrant Shares and the Conversion Shares may be subject to restrictions on transfer under the terms of this Agreement and the Ancillary Agreements, and under applicable state, federal and/or foreign securities laws. The Warrants are duly authorized and when validly executed and authenticated in accordance with their terms and delivered to the Purchaser in accordance with the terms of this Agreement, will be valid and binding legal obligations of the Company and enforceable in accordance with their terms. No provisions of applicable law (including any laws of the Cayman Islands) or the Amended Articles gives the Company the right to make any capital call or similar demand for contributions from any member of the Company.

The parties hereto (each, a “Party” and together, the “Parties”) acknowledge that the terms “reserve,” “reservation” or similar words have no technical meaning under the Companies Law (2009 Revision) of the Cayman Islands. For the purpose only of this Agreement, “reserve,” “reservation” or similar words shall mean that the Company shall and the Board of Directors shall procure that the Company shall refrain from issuing (i) a number of Series B-1 Shares sufficient to enable the Company to comply with its obligations pursuant to this Agreement so that such number of Series B-1 Shares will remain in the authorized but unissued share capital of the Company until the rights to purchase the Series B-1 Shares are exercised in accordance with the terms of this Agreement, and (ii) a number of Ordinary Shares sufficient to satisfy the conversion rights of the holders of Series B-1 Shares, Warrant Shares and the purchase rights of the holders of options to purchase Ordinary Shares, so that such number of Ordinary Shares will remain in the authorized but unissued share capital of the Company until the aforementioned conversion and/or purchase rights are exercised in accordance with the terms of the Amended Articles or the Option Plan (and the related option agreements), as applicable.

(vi) All holders of outstanding securities of the Company, including, without limitation, all outstanding shares of the Company, all shares of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the SEC pursuant to the Act in a form no less restrictive to such holder than that contained in the Amended Members Agreement.

(e) Enforceability. This Agreement and the Ancillary Agreements, when executed and delivered by the Company, will be duly and validly executed and delivered by the Company and will constitute the Company’s legally binding obligations enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors’ rights and remedies generally. All corporate action on the part of the Company, its officers, directors and members necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares, the Warrants and the Warrant Shares pursuant hereto and the Conversion Shares pursuant to the Amended Articles has been taken or will be taken prior to the Closing. The sale of the Shares, the Warrants and the Warrant Shares and the subsequent conversion of the Shares and the Warrant Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(f) Offering. Provided that the representations and warranties made by the Purchaser herein are complete, true and accurate, then the offer, issuance and sale of the Shares, the Warrants, the Warrant Shares and the Conversion Shares pursuant to this Agreement will be exempt from the registration requirements of the Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable United States state and foreign securities laws. None of the Company, its affiliates or any person acting on its or their behalf, has engaged or will engage in any “directed selling efforts” (within the meaning of Regulation S promulgated under the Securities Act) or a “general solicitation” (within the meaning of Regulation D promulgated under the Securities Act) with respect to the Preference Shares or the Warrant Shares.

(g) Financial Statements. The Company has delivered to the Purchaser or its representatives the audited consolidated balance sheet, income statement and cash flow statement of the Company as of and for the periods ended December 31, 2007 and December 31, 2008 and the unaudited consolidated balance sheet, income statement and cash flow statement of the Company as of and for the period ended September 30, 2009 (the “Balance Sheet Date”) (the foregoing financial statements and notes thereto, as applicable, are hereinafter referred to as the “Financial Statements”). The Financial Statements are correct in all material respects, present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein and were prepared in accordance with United States generally accepted accounting principles.

(h) Changes. Since Balance Sheet Date, there has not been any event or condition of any type that has had or that (a) could reasonably be expected to have a Material Adverse Effect or (b) could result in any adjustment to the Conversion Price (as defined in the Amended Articles) applicable to any of the Company’s Preference Shares.

(i) Title to Property and Assets. The Company has good and marketable title to its property and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge that materially detracts from the value of the property subject thereto or materially impairs the operations of the Company. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the

Company that are material to the business of the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. Except for intellectual property rights, the Company’s property and assets, together with its leasehold interests, comprise all of the material properties, assets and rights necessary to permit the Company and its Subsidiaries to conduct its businesses as they are presently conducted.

(j) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened in writing against the Company. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(k) Intellectual Property Rights. The Company owns, or has the right to use (or can obtain the right to use on reasonable commercial terms), all copyrights, licenses, trade secrets, mask works or other proprietary rights, and, to the knowledge of the Company, without having conducted any special investigation or patent search, all patents, trademarks, service names, and trade names, necessary to its business as now conducted or presently proposed to be conducted without any infringement of the rights of others. The Company has not received any written communication of any pending infringement claims regarding any third party’s patents, copyrights, trademarks, trade secrets or proprietary rights and processes against the Company. The Company is not aware of any violation by a third party of any of its patents, copyrights, trademarks, trade secrets or other proprietary rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its proprietary information and the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted.

(l) Proprietary Information and Invention Assignment. Each employee and technical consultant (e.g., other than professional service providers such as accountants and attorneys) of the Company has executed a confidential information and invention assignment agreement substantially in the form(s) previously delivered to counsel to the Purchaser. No former or current employee or technical consultant of the Company has excluded works or inventions made prior to such person’s employment or consultancy with the Company from such person’s assignment of inventions pursuant to such confidential information and inventions agreement.

(m) Liabilities. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, except current liabilities incurred in the ordinary course of business since the Balance Sheet Date which have not caused and are not expected by the Company to cause a Material Adverse Effect. The Company and its Subsidiaries have no non-current liabilities other than the loan facility dated June 16, 2009 entered into by the Company and Midcap Funding I, LLC (the “Midcap Facility”), as amended, which had an outstanding balance of $5,367,081.14 as of January 27, 2010. Except as disclosed in the Financial Statements, the Company and its Subsidiaries have no contingent liabilities.

(n) Compliance with Other Instruments. None of the Company and its Subsidiaries is in violation or default of any term of the Amended Memorandum or Amended Articles, or in any material respect of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ, including without limitation the Midcap Facility. The execution, delivery, and performance of and compliance with this Agreement, and the Ancillary Agreements, and the issuance and sale of the Shares, the Warrants and the Warrant Shares pursuant hereto, and of the Conversion Shares pursuant to the Amended Articles, will not, with or without the passage of time or giving of notice, (i) result in any such violation, (ii) be in conflict with or constitute a default under any such term, or (iii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or its Subsidiaries, their business or operations or any of their assets or properties. None of the Company or its Subsidiaries has performed any act or omitted any act, the occurrence or omission of which would result in the Company’s or its Subsidiary’s loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions, whereby the loss of such right would have a Material Adverse Effect.

(o) Agreements.

(i) Except for the agreements contemplated hereby and agreements between the Company and its employees with respect to sales of Ordinary Shares and confidentiality and invention assignment agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof. There are no obligations of the Company to officers, directors, member, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any share option plan approved by the Board). None of the officers, directors, key employees or members of the Company is indebted to the Company. None of the officers, directors, or, to the best of the Company’s knowledge, key employees or members of the Company or any members of their immediate families, has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) service as a board member of a Company due to a person’s affiliation with a venture capital fund or similar institutional investor in such Company. No officer, director or member, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of share capital or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any third party.

(ii) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (1) obligations (contingent or otherwise) of, or payments by the Company in excess of, USD $250,000, (2) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (3) the granting of any rights affecting the development, manufacture, licensing, marketing, sale or distribution of the Company’s products or services, or (4) indemnification by the Company with respect to infringements of proprietary rights.

(p) Taxes. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

(q) Governmental Consents. Subject in part to information provided by the Purchaser, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States federal, state or local or Cayman Islands governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable United States state securities or blue sky laws and/or filings pursuant to Regulation D under the Act.

(r) Registration Rights. Except as set forth in the Amended Members Agreement, the Company is not under any obligation and has not granted any rights to register under the Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

(s) Permits and Approvals. The Company or its Subsidiaries have all franchises, permits, licenses, approvals and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not aware of any fact, circumstance or other reason that approval of the United States Food and Drug Administration (the “FDA”) to begin manufacturing and marketing the pharmaceutical product commonly known as Heparin would be denied by the FDA. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(t) Legal and Regulatory Compliance.

(i) The businesses of each of the Company and its Subsidiaries are being conducted in compliance with all federal, state, local or foreign law, statutes or ordinances, common laws, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any governmental entity (collectively, “Laws”), including (A) the Federal Food, Drug and Cosmetic Act, as amended (including the rules and regulations promulgated thereunder, the “FDCA”); (B) the Public Health Services Act (the “PHSA”) and the regulations promulgated thereunder; (C) federal Medicare and Medicaid statutes and related state or local statutes or regulations; (D) any comparable foreign Laws for any of the foregoing; (E) the Federal False Claims Act, or any similar state laws; (F) the privacy and security provisions of the Health Insurance Portability and Accountability Act; and (G) state licensing, disclosure and reporting requirements; except for violations that, individually or in the aggregate, do not have, and could not reasonably be expected to have, a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Transactions.

(ii) To the knowledge of the Company, no investigation or review by any governmental entity with respect to the Company or any of its Subsidiaries is pending or threatened, nor has any governmental entity indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, have not had, and are not reasonably expected to have, a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Transactions.

(iii) The Company and its Subsidiaries have all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by any governmental entity (“Licenses”) necessary to conduct its business as presently conducted (including all Licenses required by state law, the FDCA, the PHSA and the regulations of the FDA) the lack of which could reasonably be expected to have a Material Adverse Effect, and all such Licenses are valid and in full force and effect. All applications and other documents, submitted by the Company or the Company’s Subsidiaries to states or to the FDA in connection with a License, when submitted to the FDA, were true and correct as of the date of submission, except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and any updates, changes, corrections or modification to such applications and other documents required under applicable Laws, have been submitted to the governmental entity, except as has not had and could not reasonably be expected to have a Material Adverse Effect.

(iv) As of the date hereof and to the knowledge of the Company, the Company has not received any written notice or communication of any material noncompliance with any applicable Law or Licenses that has not been cured.

(v) Neither the Company, any Subsidiary of the Company nor any director, officer, agent or employee of the Company or its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other federal, foreign, or state anti-corruption or anti-bribery Law or requirement applicable to the Company or any Subsidiary of the Company.

(vi) Section 4(t)(vi) of the Schedule of Exceptions sets forth a true and complete list of all Regulatory Authorizations from the FDA and any other federal, state, local or foreign governmental entity that is concerned with or regulates the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or is concerned with or regulates public health care programs or otherwise has regulatory authority over the development, sale, distribution or manufacturing of Products by the Company or its Subsidiaries ((each, a “Regulatory Authority”) relating to the Company and its Subsidiaries their Products and the conduct of their business, and there are no other Regulatory Authorizations required for the Company, its Subsidiaries, their Products or the conduct of their business. All such Regulatory Authorizations are, in all material respects, (A) validly registered and on file with applicable Regulatory Authorities and (B) in compliance with all formal filing and maintenance requirements and (C) in good standing. The Company and its Subsidiaries have filed all required notices and responses to notices, supplemental applications, reports (including adverse experience reports) and other information with the FDA and all other applicable Regulatory Authorities.

(vii) There are no, and have not been, any inspection observations, warning or untitled letters, notices pursuant to 21 U.S.C. Section 305 or similar documents that assert a lack of compliance with any applicable Laws, Orders, or regulatory requirements that have not been fully resolved or any other Regulatory Authorities, as applicable. None of the Company or any of its Subsidiaries has knowledge (or has been notified by a third party) of any pending regulatory action, or inquiry of any sort against any of the Company or its Subsidiaries, their Products, any manufacturer, developer or distributor of the Products (with respect to the Products), any Company partner, or any person that licenses Product Intellectual Property to the Company or a Subsidiary of the Company (with respect to the Products) by the FDA or any other Regulatory Authority, nor does the Company or any of its Subsidiaries have knowledge or been notified by a third party of the basis for any adverse regulatory action. Without limiting the foregoing, (A) there have been no product recalls, warnings, notifications or safety alerts conducted or issues by the Company or its Subsidiaries, the FDA or any other Regulatory Authorities or otherwise with respect to the Products, none of the foregoing has been requested or demanded by the FDA or any other Regulatory Authorities, and there is no reasonable basis for any of the foregoing; and (B) none of the Company, its Subsidiaries or, to the knowledge of the Company, any of their respective agents or contractors, has been convicted of, charged with, or investigated for, any crime or engaged in any conduct which would reasonably be expected to result in criminal liability, civil fraud charges by a governmental entity, debarment or disqualification by the FDA or any other Regulatory Authority, no criminal, injunctive, seizure or civil penalty actions have at any time been commenced or threatened by any Regulatory Authority against the Company or any Subsidiary of the Company or, to the knowledge of the Company, any of their respective agents or subcontractors, and there are no consent decrees or similar actions to which the Company or any Subsidiary of the Company is bound or which relate to their Products. Neither the Company nor any Subsidiary of the Company is employing or utilizing the services of any individual who has been debarred, excluded, temporarily denied approval or suspended under any Law or Order which relates to the Products or which the Company or any Subsidiary of the Company is barred from employing or utilizing. Neither the Company nor any Subsidiary of the Company has made any untrue statement of fact or fraudulent statement to the FDA or any other Regulatory Authority nor have they failed to disclose any fact required to be disclosed to the FDA or any other Regulatory Authority, and to the Company’s knowledge, no Company partner has made any untrue statement of fact or fraudulent statement to the FDA or any other Regulatory Authority relating to the Products, nor to the Company’s knowledge, has any Company partner failed to disclose any facts required to be disclosed to the FDA or any other Regulatory Authority relating to the Products.

(viii) The Company and each Subsidiary of the Company is in compliance in all material respects with all written communications and requirements of the FDA and all other Regulatory Authorities relating thereto, including all requirements of the FDA and all other Regulatory Authorities.

(ix) The Company and its Subsidiaries have made available to the Purchaser complete and accurate copies all serious adverse event reports, periodic adverse event reports and other pharmacovigilance reports and data, and all other material Regulatory Authority communications, documents and other information submitted to or received from the FDA or any Regulatory Authority, including inspection reports, warning letters and similar documents, relating to the Company or any Subsidiary of the Company, the conduct of their business or their Products.

(x) All studies conducted or being conducted with respect to the Company’s and its Subsidiaries’ Products by the Company, any Subsidiary of the Company or, to the Company’s knowledge, Company partner have been and are being conducted in material compliance with the applicable requirements of Good Laboratory Practices and Good Clinical Practices and those regulations and guidances that relate to the conduct of clinical studies. All results of such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Purchaser, including communications with clinical trial sites.

(xi) The manufacture of products by the Company and any Subsidiary of the Company is, or, in the case of any Products manufactured by a Company partner, to the knowledge of the Company is, being conducted in material compliance with the applicable requirements of current Good Manufacturing Practices. In addition, the Company and each Subsidiary of the Company and, to the knowledge of the Company, their respective Company partners, are in material compliance with all applicable registration and listing requirements, including, for example, those set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar applicable Laws and Orders. No Product sold or in inventory has been adulterated or misbranded. All labeling is in compliance with FDA and other Regulatory Authority requirements, and all advertising and promotional materials of the Company and each Subsidiary of the Company are in material compliance with the FDA and other applicable Regulatory Authorities.

(u) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, other than the Plan and option grants thereunder. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

(v) Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

(w) Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

(x) Disclosure. (i) There is no material fact or information relating to the business, condition (financial or otherwise), affairs, operations, or assets of the Company and the Subsidiaries that has not been disclosed to the Purchaser by the Company, (ii) none of the Agreements, when taken as a whole, or any other document delivered by the Company to Purchaser in connection with the Agreements, including the Schedule of Exceptions and all supplements thereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made and (iii) to the Company’s knowledge, its offering and accepting payment for the Shares, the Warrants and the Warrant Shares will not violate any applicable securities or other laws of the Company’s or any Purchaser’s jurisdiction. The Company does not represent or warrant that it will achieve any financial projections provided to the Purchaser and represents only that such projections were prepared in good faith and based on assumptions believed by the Company to be reasonable.

5. Conditions to Closing of the Purchaser. Unless otherwise specifically stated, the Purchaser’s obligation to purchase the Shares and the Warrants at the Closing is, at the option of the Purchaser, subject to the fulfillment of the following conditions:

(a) Representations and Warranties. All of the Company’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually) shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been complied with or performed.

(c) Compliance with Midcap Facility. The Company shall be in material compliance with the terms of the Midcap Facility or shall have received waivers of such non-compliance from Midcap.

(d) Heparin Approval. The Company shall have received approval from the FDA to begin manufacturing and marketing the pharmaceutical product commonly known as Heparin.

(e) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, of any state or foreign body that are required in connection with the lawful issuance and sale of the Shares pursuant to the Agreement and the Ancillary Agreements shall be duly obtained and effective as of the Closing Date, except for such as may be properly obtained subsequent to the Closing.

(f) Memorandum and Articles of Association. The Amended Memorandum and the Amended Articles shall have been duly approved by the members of the Company on or prior to the Closing Date and shall be in full force and effect as of the Closing Date.

(g) Compliance Certificate. The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 5 have been satisfied and that there have been no changes to the Schedule of Exceptions delivered in connection with the execution of this Agreement that reflect the existence of a Material Adverse Effect.

(h) Secretary’s Certificate. The Purchasers and/or their investment manager (as applicable) shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Amended Memorandum and the Amended Articles as in effect at the time of the Closing, (ii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iii) resolutions approved by the Company’s members adopting the Amended Articles and authorizing the filing of the Amended Memorandum and the Amended Articles, and (iv) good standing certificates with respect to the Company from the applicable authority(ies) in the Cayman Islands, dated a recent date before the Closing.

(i) Members Agreement. The Company, the Purchaser and certain members of the Company shall have entered into the Amended Members Agreement.

(j) Voting Agreement. The Company, the Purchaser and certain members of the Company shall have entered into the Amended Voting Agreement.

(k) Co-Sale Agreement. The Company, the Purchaser and certain members of the Company shall have entered into the Amended Co-Sale Agreement.

(l) Legal Opinion. The Purchaser and/or its investment manager (as applicable) shall have received from Maples and Calder, Cayman Islands counsel to the Company, an opinion addressed to the Purchaser, dated on the Closing Date, in substantially the form attached hereto as Exhibit G.

6. Conditions to Closing of the Company. The Company’s obligation to sell and issue the Shares and the Warrants to the Purchaser at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Purchaser shall have performed or complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, of any state or foreign body that are required in connection with the lawful issuance and sale of the Shares pursuant to the Agreement and the Ancillary Agreements shall be duly obtained and effective as of the Closing Date, except for such as may be properly obtained subsequent to the Closing.

(c) Memorandum and Articles of Association. The Amended Memorandum and the Amended Articles shall have been approved by the members of the Company on or prior to the Closing Date and shall be in full force and effect as of the Closing Date.

(d) Members Agreement. The Company, the Purchaser and certain members of the Company shall have entered into the Amended Members Agreement.

(e) Voting Agreement. The Company, the Purchaser and certain members of the Company shall have entered into the Amended Voting Agreement.

(f) Co-Sale Agreement. The Company, the Purchaser and certain members of the Company shall have entered into the Amended Co-Sale Agreement.

7. Miscellaneous.

(a) Intent. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notifications. Between the date of this Agreement and the Closing Date, the Company will promptly notify the Purchaser in writing if the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company’s representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedule of Exceptions if the Schedule of Exceptions were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to the Purchaser a supplement to the Schedule of Exceptions specifying such change. During the same period, the Company will promptly notify the Purchaser of the occurrence of any Breach of any agreement or covenant of the Company in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 5 impossible or unlikely.

A “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

(c) Indemnification. The Company shall indemnify, defend and hold the Purchaser harmless from and against all liabilities, losses, and damages actually incurred (excluding consequential damages, lost profits and diminution in value) together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), arising, directly or indirectly, from or in connection with, (a) any Breach of any representation or warranty of the Company herein (without giving effect to any supplement to the Schedule of Exceptions); (b) any Breach of any representation or warranty of the Company herein as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedule of Exceptions, other than such Breach that is disclosed in a supplement to the Schedule of Exceptions and is expressly identified in the certificate delivered pursuant to Section 5(g) as having caused the condition specified in Section 5(a) not to be satisfied; and (c) the Company not having duly and timely complied with and timely performed any covenant or agreement of the Company herein. The Company will pay as incurred to the Purchaser and to each person controlling the Purchaser any legal and any other expenses reasonably incurred in connection with investigating or defending any such liability, loss or damage.

(d) Reorganization. The Company agrees and covenants that if the Company undertakes a corporate reorganization such that substantially all the assets and businesses currently owned by the Company are transferred to the Wyoming Sub (or another wholly owned subsidiary of the Company to be set up in the future), the Purchaser shall, upon the completion of such corporate reorganization, be entitled to receive, in exchange for all of their Series B-1 Shares (or rights to purchase Series B-1 Shares, including the Warrants), as applicable, the same number of shares of preferred stock of such entity with substantially the same rights and privileges as the Series B-1 Shares (or rights to purchase Series B-1 Shares, including the Warrants), as applicable, held by the Purchaser immediately prior to such transaction subject to the Purchaser entering into such agreements and taking such other actions as reasonably required by the Company to effectuate such transaction. Such right shall be exercisable for 14 calendar days following the completion of such reorganization and shall be exercised solely by an irrevocable written notice of exercise being delivered by such Purchaser to the Company within such 14 day period. Upon receipt of such notice, the Company shall cause the exchange of shares to be effected as promptly as reasonably practical. Such right shall not apply to any Deemed Liquidation Event (as defined in the Amended Articles).

(e) Employment Agreements with Senior Management. The Company agrees and covenants that, if requested by the Purchaser, as soon as practical following the Closing, the Company will enter into an employment agreement with each of Jeffrey Yordon and Ron Pauli, in a form reasonably acceptable to the Purchaser and covering such confidentiality, intellectual property assignment, non-solicitation and non-competition terms and management retention provisions.

(f) Expenses. Each Party agrees to pay its own legal fees, costs and expenses incurred in connection with the transactions contemplated herein, the expenses of which shall be borne by the Company in accordance with its terms. The Company shall pay for the reasonable and documented auditing, legal and other professional fees and expenses (including direct incremental internal expenses) incurred by the Purchaser in connection with the transactions hereof in an aggregate amount not to exceed USD $250,000.

(g) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

(i) if to the Purchaser, at the Purchaser’s address, as shown on Exhibit A-1 hereto, or at such other address as the Purchaser shall have furnished to the Company in writing,

with a copy to:

Alec P. Tracy

Skadden Arps Slate Meagher & Flom LLP

42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Facsimile: (852) 3740-4727

Email: alec.tracy@skadden.com

(ii) if to the Company, at the address of the Company’s principal corporate offices to the attention of President, or at such other address as the Company shall have furnished to the Purchaser in writing, with a copy to:

Carmen Chang

Wilson Sonsini Goodrich &Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Facsimile: (650) 493-6811

Email: cchang@wsgr.com

Where a notice is sent by mail, service of the notice shall be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) business days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid.

Where a notice is delivered by electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery.

(h) Confidentiality. Until the Closing, the terms of the transactions contemplated by this Agreement and the Ancillary Agreements and the identity of Key Gate will be kept strictly confidential by the Company to the extent such information has not been previously publicly disclosed by the Parties.

(i) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

(j) Amendment. This Agreement may be amended by a written instrument executed by the Company and the Purchaser.

(k) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California. Each of the Parties irrevocably: (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or Breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association; (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration; and (iii) submits to the exclusive jurisdiction of the State of California in any such arbitration. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing Party its reasonable costs and attorney fees.

(l) Specific Enforcement. Except as otherwise provided herein, any and all remedies expressly conferred upon a Party by this Agreement will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise Breached. It is accordingly agreed that the Parties shall be entitled to jointly or severally seek an injunction or injunctions to prevent Breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

(m) Survival of Representations and Warranties. The representations and warranties made herein shall survive for three (3) years after the Closing, except with respect to Sections 4(i) (Title to Property and Assets), 4(k) (Intellectual Property Rights) and 4(p) (Taxes), which will survive for a period of six (6) years after the Closing, except that all representations and warranties shall expire immediately prior to an IPO (as defined in the Amended Members

Agreement). All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to Sections 5(e) and 5(f) hereof shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The covenants and agreements made herein shall survive for six (6) years after the Closing, except with respect to Sections 7(h) (Confidentiality), 7(k) (Governing Law), 7(l) (Specific Enforcement), this Section 7(m) (Survival or Representations and Warranties), and 7(n) (Grossing-Up), which shall survive indefinitely.

(n) Grossing-Up. All payments to be made by the Company pursuant to this Agreement shall be made in cleared funds, without any deduction or set-off and free and clear of and without deduction for or on account of all taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by applicable law. If the Company is compelled by applicable law to make any such deduction, the Company will pay to the Purchaser such additional amounts as are necessary to ensure receipt by the Purchaser of the full amount which it would have received but for the deduction.

(o) Termination. This Agreement may be terminated by any Party, if the Closing shall not have occurred on or prior to September 30, 2010 (the “End Date”) due to the non-satisfaction of any of the conditions set forth in Section 5 or Section 6, unless the Purchaser has (on or prior to the End Date), by notice in writing to the Company, elected to extend such period; provided that the right to terminate this Agreement under this Section 7(o) shall not be available to any Party whose Breach of this Agreement has resulted in or materially contributed to the failure of the Closing to occur on or before such date

(p) Broker’s Fees. Each Party severally represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such Party is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each Party further agrees to indemnify each other Party for any claims, losses or expenses incurred by such other Party as a result of the representation in this Section 7(p) being untrue.

(q) Exculpation By Purchaser. The Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company, its officers and directors, and the Purchaser’s own advisors, in making its investment or decision to invest in the Company.

(r) Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties and delivered by such Party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties severally agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(s) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(t) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any Breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non - Breaching or non-defaulting Party nor shall it be construed to be a waiver of any such Breach or default, or an acquiescence therein, or of or in any similar Breach or default thereafter occurring; nor shall any waiver of any single Breach or default be deemed a waiver of any other Breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any Breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law otherwise affording to any Party, shall be cumulative and not alternative.

(u) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(v) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the Parties to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the Parties are expressly canceled.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

SAGENT HOLDING CO., a Cayman Islands exempted company

By: /s/ Jeffrey Yordon
Name:	Jeffrey Yordon
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES B-1 PREFERENCE SHARES AND WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PURCHASER:

KEY GATE INVESTMENTS LIMITED, a British Virgin Islands company

By: /s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES B-1 PREFERENCE SHARES AND WARRANT PURCHASE AGREEMENT

Schedule A

Schedule of Exceptions

Exhibit A-1

Schedule of Purchasers

Name and Address of Purchaser	ERISA Purchaser	Type of Security	Number of Shares	Aggregate Purchase Price (USD)	Purchase Amount in Cash (USD)
Key Gate Investments Limited Address: P.O. Box 146 Trident Chambers Road Town, Tortola British Virgin Islands	No	Series B-1	21,428,571	$ 29,999,999.40	$ 29,999,999.40

Total:			21,428,571	$29,999,999.40	$29,999,999.40

Exhibit A-2

Regulation S Investors

Key Gate Investments Limited